Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Timothy A. Bonang
Manager of Investor Relations
(617) 796-8149
www.hrpreit.com

HRPT Properties Trust

Announces Results for the Periods

Ended June 30, 2005

Newton, MA (August 8, 2005): HRPT Properties Trust (NYSE: HRP) today announced financial results for the quarter and six months ended June 30, 2005.

Results for the quarter ended June 30, 2005:

Net income available for common shareholders was $39.2 million for the quarter ended June 30, 2005, compared to $23.6 million for the same quarter last year.  Net income available for common shareholders per share (EPS) for the quarters ended June 30, 2005 and 2004 was $0.20 and $0.13, respectively.

Funds from operations (FFO) available for common shareholders for the quarter ended June 30, 2005, were $64.8 million, or $0.32 per share.  This compares to FFO available for common shareholders for the quarter ended June 30, 2004, of $52.1 million, or $0.29 per share.

The weighted average number of common shares outstanding totaled 199,819,096 and 177,276,447, for the quarters ended June 30, 2005 and 2004, respectively.

Results for the six months ended June 30, 2005:

Net income available for common shareholders was $60.0 million for the six months ended June 30, 2005, compared to $61.4 million for the same period last year.  Net income available for common shareholders per share (EPS) for the six months ended June 30, 2005 and 2004 was $0.32 and $0.35, respectively.

Funds from operations (FFO) available for common shareholders for the six months ended June 30, 2005, were $121.6 million, or $0.64 per share.  This compares to FFO available for common shareholders for the six months ended June 30, 2004, of $101.6 million, or $0.58 per share.

The weighted average number of common shares outstanding totaled 189,873,066 and 175,000,461, for the six months ended June 30, 2005 and 2004, respectively.

Occupancy and Leasing Results:

As of June 30, 2005, 94.1% of HRPT’s total square feet was leased, compared to 93.5% leased as of June 30, 2004, and 93.7% leased as of March 31, 2005.

HRPT signed new leases for 573,000 square feet and lease renewals for 726,000 square feet during the quarter ended June 30, 2005, for weighted average rental rates that were 5% above prior rents.

Average lease terms for leases signed during the second quarter of 2005 were 4.9 years.  Commitments for tenant improvement and leasing commission (TI/LC) costs for leases signed during the quarter ended June 30, 2005 totaled $11.74 per square foot on a weighted average basis.

Investing Activities:

During the second quarter of 2005 HRPT acquired 8.2 million square feet of industrial lands in Oahu, HI from the Estate of James Campbell and affiliates, for $115.5 million, plus closing costs, and two office properties in Indianapolis, IN with 700,000 square feet of space for $81.4 million, plus closing costs.

Conference Call:

On Monday, August 8, 2005, at 11:00 a.m. Eastern Time, Adam Portnoy, executive vice president, and John Popeo, chief financial officer, will host a conference call to discuss the second quarter 2005 results.

The conference call telephone number is (800) 289-0493.  Participants calling from outside the United States and Canada should dial (913) 981-5510.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through August 14, 2005.  To hear the replay, dial (719) 457-0820. The replay pass code is 2340065.

A live audio webcast of the conference call will also be available in a listen only mode on HRPT’s web site, which is located at www.hrpreit.com.  Participants wanting to access the webcast should visit the company’s web site about five minutes before the call.  The archived webcast will be available for replay on HRPT’s web site for about one week after the call.

Supplemental Data:

A copy of HRPT’s Second Quarter 2005 Supplemental Operating and Financial Data is available for download at HRPT’s web site.

HRPT Properties Trust is a real estate investment trust, or REIT, which primarily owns office buildings located throughout the United States.  As of June 30, 2005, HRPT owned 415 properties with 53 million square feet, including almost 18 million square feet of leased industrial and commercial lands in Oahu, HI.  HRPT is headquartered in Newton, Massachusetts.

HRPT Properties Trust

Statements of Income and Funds from Operations

(in thousands, except per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004

Rental income	$174,289	$138,693	$341,320	$275,022

Expenses:
Operating expenses	63,920	51,414	127,203	102,279
Depreciation and amortization	33,519	24,942	66,134	49,879
General and administrative	7,453	5,830	14,328	11,528
Total expenses	104,892	82,186	207,665	163,686

Operating income	69,397	56,507	133,655	111,336

Interest income	701	144	881	264
Interest expense (including amortization of note discounts and premiums and deferred financing fees of $668, $1,511, $1,333 and $2,946, respectively)	(34,732)	(25,201)	(70,339)	(51,426)
Loss on early extinguishment of debt	—	—	—	(2,866)
Equity in earnings of equity investments	3,052	3,731	6,446	7,531
Gain on sale of shares of equity investments (1)	—	—	—	14,805
Gain on issuance of shares by equity investees (1)	4,708	—	4,708	5,040
Income from continuing operations	43,126	35,181	75,351	84,684
Income (loss) from discontinued operations	28	(121)	38	(249)
Gain on sale of properties	7,592	—	7,592	—
Net income	50,746	35,060	82,981	84,435
Preferred distributions	(11,500)	(11,500)	(23,000)	(23,000)
Net income available for common shareholders	$39,246	$23,560	$59,981	$61,435

Calculation of Funds from Operations, or FFO: (2)
Net income	$50,746	$35,060	$82,981	$84,435
Plus: depreciation and amortization	33,589	25,048	66,310	50,091
Loss on early extinguishment of debt:
Add: amount included in total expenses	—	—	—	2,866
Less: portion settled in cash	—	—	—	—
Less: gain on sale of properties	(7,592)	—	(7,592)	—
Less: gain on sale of shares of equity investments	—	—	—	(14,805)
Less: gain on issuance of shares by equity investees	(4,708)	—	(4,708)	(5,040)
Less: equity in earnings of equity investments	(3,052)	(3,731)	(6,446)	(7,531)
Plus: FFO from equity investments	7,355	7,201	14,036	14,625
FFO	76,338	63,578	144,581	124,641
Less: preferred distributions	(11,500)	(11,500)	(23,000)	(23,000)
FFO available for common shareholders	$64,838	$52,078	$121,581	$101,641

Weighted average common shares outstanding	199,819	177,276	189,873	175,000

Per common share:
Income from continuing operations	$0.16	$0.13	$0.28	$0.35
Net income available for common shareholders	0.20	0.13	0.32	0.35
FFO available for common shareholders	0.32	0.29	0.64	0.58
Common distributions paid	0.21	0.20	0.42	0.40

(1)          We account for our common share investments in Senior Housing Properties Trust, or Senior Housing, and Hospitality Properties Trust, or Hospitality Properties, using the equity method of accounting.  During the six months ended June 30, 2004, we sold 3,148 of our Senior Housing common shares and recognized a gain of $14,805.  In addition, we recognized gains of $4,708 and $5,040 during the six months ended June 30, 2005 and 2004, respectively, as a result of share issuances by Senior Housing and Hospitality Properties at prices above our per share carrying value.

(2)          We compute FFO as shown in the calculation above.  Our calculation of FFO differs from the National Association of Real Estate Investment Trusts, or NAREIT, definition because we exclude loss on early extinguishment of debt not settled in cash.  We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities.  We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense and gains or losses on sales of properties, FFO can facilitate a comparison of current operating performance among REITs.  FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.  FFO is one important factor considered by our Board of Trustees in determining the amount of distributions to shareholders.  Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving bank credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of future performance.

HRPT Properties Trust

Consolidated Balance Sheets

(in thousands, except share data)

	June 30, 2005	December 31, 2004
		(audited)
ASSETS
Real estate properties, at cost:
Land	$1,050,303	$928,106
Buildings and improvements	3,861,945	3,756,963
	4,912,248	4,685,069
Accumulated depreciation	(506,409)	(454,411)
	4,405,839	4,230,658
Acquired real estate leases	149,087	149,063
Equity investments in former subsidiaries	207,655	207,804
Cash and cash equivalents	18,921	21,961
Restricted cash	22,282	22,257
Rents receivable, net of allowance for doubtful accounts of $3,388 and $4,594, respectively	126,621	113,504
Other assets, net	82,018	68,083
Total assets	$5,012,423	$4,813,330

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$236,000	$175,000
Senior unsecured debt, net	1,640,178	1,739,624
Mortgage notes payable, net	434,346	440,407
Accounts payable and accrued expenses	73,137	67,716
Acquired real estate lease obligations	39,495	39,843
Rent collected in advance	18,048	15,208
Security deposits	12,718	11,920
Due to affiliates	11,454	16,418
Total liabilities	2,465,376	2,506,136

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value:
50,000,000 shares authorized;
Series A preferred shares; 9 7/8% cumulative, redeemable at par on February 22, 2006; 8,000,000 shares outstanding, aggregate liquidation preference $200,000	193,086	193,086
Series B preferred shares; 8 3/4% cumulative, redeemable at par on September 12, 2007; 12,000,000 shares outstanding, aggregate liquidation preference $300,000	289,849	289,849
Common shares of beneficial interest, $0.01 par value:
225,000,000 shares authorized; 199,821,025 and 177,316,525 shares outstanding, respectively	1,998	1,773
Additional paid in capital	2,653,791	2,394,946
Cumulative net income	1,370,771	1,287,790
Cumulative common distributions	(1,808,785)	(1,729,587)
Cumulative preferred distributions	(153,663)	(130,663)
Total shareholders’ equity	2,547,047	2,307,194
Total liabilities and shareholders’ equity	$5,012,423	$4,813,330